UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2014
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Abercrombie & Fitch Co.
(Exact Name of Registrant as Specified in Charter)
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Delaware	1-12107	31-1469076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On February 27, 2014, Abercrombie & Fitch Co. (the “Company”) entered into a master confirmation (the “Master Confirmation”) and supplemental confirmation (the “Supplemental Confirmation” and, together with the Master Confirmation, the “ASR Agreement”) with Goldman, Sachs & Co. (“Goldman”) in order to repurchase shares of its Class A Common Stock, $0.01 par value (“Common Stock”), from Goldman. The Company entered into the Master Confirmation pursuant to the Company's current stock repurchase plan.

Pursuant to the ASR Agreement, on March 4, 2014, the Company will pay $150 million to Goldman and, in exchange, will receive 3,086,420 shares of Common Stock, representing 80% of the repurchase price based on the closing price of the Company’s Common Stock on February 27, 2014. Additional shares of Common Stock are expected to be delivered at the maturity of the ASR Agreement. The amount of such additional shares will be determined based on the volume-weighted average price per share of the Common Stock during a valuation period expected to last up to two months, less an agreed discount. Such number of additional shares of Common Stock is subject to adjustment under certain circumstances as set forth in the ASR Agreement. At settlement, depending on the average share price during the valuation period, the Company expects to receive additional shares of Common Stock from Goldman. However, if the average price of the Company’s Common Stock were to rise significantly during the valuation period, at settlement, under certain circumstances, the Company could be required to deliver shares or make a cash payment (at the Company’s option) to Goldman.

The ASR Agreement is subject to terms that are customary for transactions of this type, including, but not limited to, (i) the mechanism used to determine the number of shares of Common Stock that are delivered, (ii) the required timing of delivery of shares of Common Stock, (iii) the circumstances under which Goldman is permitted to make adjustments to the transaction terms, (iv) the circumstances under which the ASR Agreement may be terminated early, (v) the circumstances under which the Company could be required to deliver shares of Common Stock or cash (at the Company’s option) to Goldman upon settlement of the ASR Agreement and (vi) various acknowledgements, representations and warranties made by the parties to one another.

SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
	By:	/s/ Robert E. Bostrom
Robert E. Bostrom Senior Vice President, General Counsel and Corporate Secretary
Date: February 28, 2014

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